Exhibit 99.1

Save Foods Announces Pricing of Public Offering of Common Stock

Neve Yarak, Israel – Aug. 15, 2022 – Save Foods, Inc. (Nasdaq: SVFD) (“Save Foods” or the “Company”), an agri-food tech company specializing in eco crop protection that helps to reduce food waste and ensure food safety while reducing the use of pesticides, today announced the pricing of a public offering of 1,600,000 shares of Common Stock at a public offering price of $3.00 per share, for gross proceeds of $4.8 million, before deducting underwriting discounts and offering expenses. The offering is expected to close on August 18, 2022, subject to satisfaction of customary closing conditions.

The underwriters have been granted a 45-day option to purchase up to 240,000 additional shares of Common Stock from Save Foods, exercisable in whole or in part, solely to cover over-allotments, at the public offering price less the underwriting discount.

ThinkEquity is acting as sole book-running manager for the offering.

The securities will be offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-266159), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 15, 2022, and declared effective on July 22, 2022. The offering will be made only by means of a written prospectus. A prospectus supplement and accompanying prospectus describing the terms of the offering will be filed with the SEC on its website at www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus relating to the offering may also be obtained, when available, from the offices of ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004, by telephone at (877) 436-3673 or by email at prospectus@think-equity.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Save Foods

Save Foods (Nasdaq: SVFD) is an innovative, dynamic company addressing two of the most significant challenges in the agri-food tech industry: food waste and loss and food safety. We are dedicated to delivering integrated solutions for improved safety, freshness and quality, every step of the way from field to fork. Collaborating closely with our customers, we develop new solutions that benefit the entire supply chain and improve the safety and quality of life of both the workers and the consumers alike. Our initial applications are in post-harvest treatments in fruit and vegetable packinghouses processing produce including citrus, avocado, pears, apples and mangos.

For more information visit our website: https://savefoods.co/

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. For example, we are using forward-looking statements in this press release when we discuss the closing of the offering. Because such statements deal with future events and are based on our current expectations, they are subject to various risks and uncertainties. Actual results, performance or achievements could differ materially from those described in or implied by the statements in this press release. The forward-looking statements contained or implied in this press release are subject to other risks and uncertainties, including market conditions and the satisfaction of all conditions to, and the closing of, the offering, as well as those discussed under the heading “Risk Factors” in Save Foods’ Annual Report on Form 10-K filed with the SEC on March 31, 2022, Form 10-Q filed with the SEC on May 16, 2022 and August 15, 2022, and in any subsequent filings with the SEC. Except as otherwise required by law, we undertake no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. We are not responsible for the contents of third-party websites.

Media Contact:

IR@savefoods.co

US Investor Relations:

Dave Gentry

RedChip Companies Inc.

1-800-RED-CHIP (733-2447)

Or 407-491-4498

SVFD@redchip.com

German Investor Relations:

Dr Eva Reuter

e.reuter@dr-reuter.eu